Exhibit 99.1

Rex Energy Announces Interim Processing Capacity for Warrior North Prospect

STATE COLLEGE, Pa., September 23, 2013 (GLOBE NEWSWIRE) – Rex Energy Corporation (NASDAQ: REXX) announced today that it has secured interim processing capacity for its production in its Warrior North Prospect, following the fire that damaged the Blue Racer Natrium Processing Facility on Saturday, September 21, 2013. Rex Energy does not expect third quarter 2013 production guidance to be materially affected by the downtime experienced at the Natrium Processing Facility.

Tom Stabley, Rex Energy’s Chief Executive Officer, commented, “First and foremost, we are thankful that no one was injured as a result of the fire at the Natrium Facility. In addition, we are pleased that we have been able to secure interim capacity with Dominion Transmission for our Warrior North production.”

About Rex Energy Corporation

Rex Energy is headquartered in State College, Pennsylvania and is an independent oil and gas exploration and production company operating in the Appalachian and Illinois Basins within the United States.

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Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are indicated by words such as “expected”, “expects”, “anticipates”, “intends” and similar words. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. All forward-looking statements in this release are expressly qualified in their entirety by this cautionary statement. Any forward-looking statements in this release are made as of the date hereof and we do not undertake any obligation to update any projections or forward-looking statements, except as may be required by law. Investors are also directed to other risks discussed in documents filed by us with the Securities and Exchange Commission.

For more information, please contact:

Mark Aydin

Manager, Investor Relations

(814) 278-7249

maydin@rexenergycorp.com